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DOC 6                                                          EXHIBIT 23-B


                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to Registration Statement No. 33-59315 on Form S-4 and related Prospectus of U S West, Inc., and to the incorporation by reference therein of our report dated February 7, 1995, with respect to the consolidated financial statements of Time Warner Entertainment Company, L.P. included in the Current Report on Form 8-K of U S West, Inc. dated May 23, 1995, as amended by Form 8-K/A, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP



New York, New York
August 10, 1995